Exhibit 10.5

LEASE CONTRACT

KNOW ALL MEN BY THESE PRESENTS:

This LEASE CONTRACT is made and entered into this 22 day of AUG 2016 at Tanauan City, Batangas, by and between:

SHEN LONG PROPERTY MANAGEMENT, INC., a corporation duly organized and existing under the laws of the Philippines, with principal office address at Lot 1, Block 8, Millennium Drive corner Quality Street, Light Industry and Science Park III, Brgy. Sta. Anastacia, Sto. Tomas, Batangas, herein represented by its President, TETSUYA YOKOTA, hereinafter referred to as “LESSOR”

-AND-

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC., a corporation duly organized and existing under the laws of the Philippines, with office address at Manila Bay Resort, Atlantic Drive, Asiaworld City Boulevard 2000, Parañaque City, herein represented by its Chief Operations Officer, TAKAHIRO USUI, hereinafter referred to as “LESSEE”;

(Together referred to as the “PARTIES”).

WITNESSETH:

WHEREAS, LESSOR is the owner of the building located at Lot 1, Block 8, Millennium Drive corner Quality Street, Light Industry and Science Park III (LISP III), Brgy. Sta. Anastacia, Sto. Tomas, Batangas, including the right to the use and possession of the land on which the building is situated;

WHEREAS, LESSOR has agreed to lease portion of the said building to LESSEE as offsite laundry facility to the extent of: 1. Four Thousand Two Hundred and Fifty-Seven (4,257) square meters, on the ground floor of the building (hereinafter, referred to as the “washhouse area”), and 2. One Hundred Sixteen (116) square meters on the 2nd floor of the building (hereinafter, referred to as the “management offices”), or a total area of 4,373 square meters, hereinafter referred to as the “Leased Premises”;

NOW, THEREFORE, for and in consideration of the covenants and the stipulations hereinafter set forth, the parties have agreed and hereby agree to the following terms and conditions:

1.

LEASE PERIOD. The lease shall be for a period of fifteen (15) years, commencing on 1 June 2016, and will automatically expire on 31 May 2031 (“Lease Term”), subject to renewal under the same terms and conditions, unless sooner terminated as provided herein.

2.	LEASE COST. For the use and occupancy of the Leased Premises, LESSEE shall pay to LESSOR, without need of further notice or demand, a monthly rent in the following amounts:

a.	Washhouse Area (4,257 sq. m.) - Two Hundred and Fifty Pesos (Php250.00) per square meter; and

b.	Management Offices (116 sq. m.) - Two Hundred and Fifty Pesos (Php250.00) per square meter.

The foregoing amounts shall be exclusive of Value-Added Tax, Documentary Stamp Tax and other taxes as may be proper and due, which shall be for the account of LESSEE under Item 8. The rent shall be payable on or before the fifth (5th) day of every month. The rent may be increased beginning on the second year and once every year thereafter during the term of the lease, subject to the mutual agreement of the parties.

3.

TERMS OF PAYMENT AND SECURITY DEPOSIT. Upon execution of this Contract, LESSEE shall pay LESSOR a non-interest bearing Security Deposit equivalent to two (2) months’ rent, which amount may be adjusted based on the escalated rent as stated in this Agreement. The Security Deposit shall answer for damages and any other monetary obligation under this Contract, including unpaid utility bills, penalty and interest at the end of the Lease Term; but excluding unpaid rent - it being understood that LESSEE’s liability for breach of obligation under this Contract shall be limited to the amount of the unpaid rent or an amount not exceeding the ONE (1) month’s rental, as the case may be. If this Contract is not consummated by LESSEE, or due to any reason beyond the control of LESSOR, the Security Deposit shall be forfeited in favour of LESSOR. If the Security Deposit is insufficient to pay LESSEE’s obligations, the latter shall remain liable for the deficiency which shall be paid within five (5) days from receipt of demand for payment.

The Security Deposit or the balance thereof, after deduction of the items provided in the immediately preceding paragraph, shall be refunded within sixty (60) days from date of expiration or termination of the Contract.

4.

PAYMENT OF PUBLIC UTILITIES AND OTHER CHARGES. LESSEE shall apply and pay for all utility services for water, telephone, electric power and cable; provided that LESSOR is notified of said application. In this regard, LESSEE warrants that it shall pay in full its monthly consumption and charges and undertakes to settle in full all utility charges upon the expiration or termination of the lease.

All other cost and charges due on the common areas shall be for the account of LESSEE to the extent pertaining to the Leased Premises, specifically set forth in the attached Annexes “A” and “B” which is deemed an integral part of this Agreement.

5.

ENTRY AND EXIT. LESSOR shall allow LESSEE, its agents, representative and employees assigned in the Leased Premises, entry into LESSOR’s compound for the sole purpose of access to the Leased Premises, including the common areas, twenty-four (24) hours a day including Sundays and Holidays.

It shall be the LESSEE’s responsibility to ensure that adequate security measures are implemented to strictly adhere to this provision. LESSEE is required to inform LESSOR of measure/s it shall undertake to implement this provision.

6.

INSTALLATIONS, ALTERATIONS AND IMPROVEMENTS. LESSEE may, at its own expense and with prior written consent and approval of LESSOR (which consent and approval shall not be unreasonably withheld), introduce or install improvements or make any alterations on the Leased Premises as may be required by LESSEE’s business, provided that the strength and general structure of the Leased Premises are not impaired or adversely affected. All such work shall be done subject to the rules, regulations and laws of the appropriate government agencies and the rules and regulations of the Building. Repair, maintenance and replacement of installed equipment or improvements requested by the LESSEE, whether made by LESSOR prior to this Contract or by LESSEE after the execution of this Contract, in the Leased Premises shall be for the exclusive account of LESSEE.

Any and all permanent improvements installed by LESSEE shall automatically become the property of LESSOR at the expiration of the lease, without need of any payment or reimbursement to LESSEE. Moreover, all equipment and machineries installed permanently or temporarily by the LESSEE shall remain the property of the LESSEE, and the LESSEE may remove the same from the Leased Premises at the expiration or termination of this Contract. However, if LESSOR chooses not to retain the improvements (mentioned in the first sentence of this paragraph), and should LESSEE remove its equipment and machineries (as referred to in the second sentence), the same shall be removed by LESSEE at its own expense, and LESSEE shall make the necessary repair in the Leased Premises to return the same to its original condition.

7.

USE OF THE LEASED PREMISES. LESSEE hereby acknowledges that it has inspected and is satisfied with the present physical condition of the Leased Premises; thus, LESSEE hereby agrees and warrants to keep the Leased Premises in good and tenantable condition at all times. For this purpose, LESSEE shall be responsible for its maintenance and up-keep during the term of the Lease. LESSEE shall use the Leased Premises for its laundry operations without prejudice to additional use/s which LESSEE may deem appropriate for its business as approved by the Philippine Economic Zone Authority (PEZA) in its Registration and/or Supplemental Agreements with LESSEE as the case may be. Such additional use/s in addition to laundry operations, if any, shall be subject to prior notice and approval from LESSOR, which consent shall not be unreasonably withheld. The LESSEE shall not store in the Leased Premises any explosive, illegal or prohibited materials or substances.

LESSEE further warrants that it shall and its employees or authorized representatives follow the existing policies, rules and regulations, as well as those that may be issued, of the LESSOR, the Light Industry and Science Park and applicable laws, rules and regulations of the different government agencies, including but not limited to maintenance, security, safety and sanitation of the Leased Premises.

8.

PERMITS, LICENSES, AND TAXES. LESSEE shall, at its sole expense, secure all permits and licenses as may be required by any national and/or local government authorities in connection with its business and the use of the Leased Premises. LESSEE shall comply with the building rules and the rules and regulations promulgated by LESSOR and with all the laws, ordinances, rules and regulations promulgated by the duly constituted authorities of any national and/or local government, regarding the use, occupancy, security and sanitation of the Leased Premises. Taxes, such as documentary stamp tax, creditable withholding tax required to be withheld at source, real property tax on improvements, local business tax, as may be applicable, shall be for the account of the LESSEE.

9.

ASSIGNMENT OF LEASE RIGHTS. LESSEE shall not assign or transfer its rights in this Contract or sublease the Leased Premises or any portion thereof, without LESSOR’S prior written consent and approval, which consent and approval shall not be unreasonably withheld.

10.

SURRENDER OF PREMISES AT THE END OF LEASE. LESSEE hereby agrees to immediately return and surrender the Leased Premises at the expiration or termination of this Contract in as good condition as reasonable wear and tear will permit and without delay whatsoever, devoid of all occupants, furniture, articles and effects of any kind other than alterations, additions or improvements which shall belong to LESSOR in accordance with the provisions of this Contract.

11.

LIABILITY TO THIRD PARTIES. LESSEE hereby assumes full responsibility for any and all loss or damage to property, and any death or injury to any person, due to any cause whatsoever by reason of the use, occupancy or enjoyment of the Leased Premises by LESSEE, its agents, employees, guests and clients. LESSEE binds itself to indemnify and hold LESSOR, its officers, directors, stockholders, agents and employees, free and harmless from any such loss, damage, death or injury, and liability to any person or property, including any and all actions, suits, damages, claims and expenses in relation thereto, unless there is negligence or fault on the part of the LESSOR.

LESSOR shall not be liable or responsible for any injury, death, loss or damage that LESSEE, its officers, agents, employees, customers or guests, might sustain in the Leased Premises, unless there is negligence or fault on the part of the LESSOR.

LESSOR shall not be liable or responsible for any and all damages, injury, death or loss, arising from acts of negligence, fault or omission, of LESSEE, its officers, employees, agents, customers and guests, or of any and all other persons.

12.

SECURITY. LESSEE may obtain its own security services and assign its own security guards or install any security device in the Leased Premises subject to prior notice to LESSOR of the assignment of security personnel and/or the installation of security device or other equipment or machineries. Any change in the security procedures previously communicated to LESSOR shall be communicated anew to LESSOR within a reasonable time.

13.

INSURANCE. LESSEE shall, at its own cost and expense and during the entire term of this Contract, keep the Leased Premises and all improvements therein insured against destruction, loss, damage caused by fire and other causes and extended coverage risks in an amount equal to the maximum insurable value of the Leased Premises. In case of loss or damage covered by insurance, LESSEE shall be responsible for the deductible amount and all insurance proceeds for the insurable value of the Leased Premises shall be used for the purpose of restoration or reconstruction of the Leased Premises and the improvements in the Leased Premises, or otherwise assigned to the LESSOR.

14.

PRE-TERMINATION. Either party may pre-terminate this contract after the first year, for any cause whatsoever, provided that a sixty (60) days written notice shall be given to the other party prior to the intended date of pre-termination, without any liability on the part of either party for loss of business opportunity or damages.

15.	BREACH. Any violation of the terms provided for in this contract on the part of the LESSOR or LESSEE shall be sufficient ground for the termination of this Contract by the aggrieved party.

16.

NO WAIVER OR REMEDIES. The failure of either Party to insist upon a strict performance of any of the terms, conditions and covenants hereof shall not be deemed a relinquishment or waiver of any right or remedy that the said Party may have, nor shall it be construed as waiver of any subsequent breach or default of the terms and conditions and covenants shall continue to be in full force and effect. No waiver by either Party of any of its right under this contract shall be deemed to have been made unless expressed in writing and signed by the said Party.

17.

ENTIRE AGREEMENT. This Contract constitutes the entire agreement of the Parties and supersedes all previous negotiations, discussions, agreements and commitments with respect to the subject matter hereof. Any amendment, alteration, revision or modification in any manner shall not be binding except when it is contained in an instrument signed by the duly authorized representative of the Parties.

Areas to be subsequently occupied by the boiler house, fuel tanker, loading docks and other areas needed by LESSEE for its laundry activities, which are not covered in this Contract and pending negotiations shall be contained in an addendum to be made an integral part of this Contract.

18.

APPLICABLE LAW – All terms and conditions under this Contract of Lease shall be interpreted or construed in accordance with Philippine Laws. Provisions that may be rendered void shall not affect the validity of the other provisions.

In case of conflict not settled by the Parties, resort to proper Courts of Paranaque City, to the exclusion of other courts, shall be available to the Parties. Costs and expenses for litigation, Attorney’s fees, damages and other fines or penalties shall be for the account of the Party-at-fault.

IN WITNESS WHEREOF, this instrument is signed on the date and at the place above-written.

SHEN LONG PROPERTY MANAGEMENT, INC. LESSOR	TIGER RESORT, LEISURE AND ENTERTAINMENT, INC. LESSEE

Represented by:	Represented by:

/s/ TETSUYA YOKOTA	/s/ TAKAHIRO USUI
TETSUYA YOKOTA	TAKAHIRO USUI
President	Chief Operating Officer

SIGNED IN THE PRESENCE OF:

SUPPLEMENT TO LEASE CONTRACT

This Supplement to Lease Contract (hereinafter referred to as “First Supplement”) entered into this          day of                                      2016, by and between:

SHEN LONG PROPERTY MANAGEMENT, INC., a corporation duly organized and existing under the laws of the Philippines, with principal office address at Lot 1, Block 8, Millennium Drive corner Quality Street, Light Industry and Science Park III, Brgy. Sta. Anastacia, Sto. Tomas, Batangas, herein represented by its President, TETSUYA YOKOTA, hereinafter referred to as “LESSOR”

-AND-

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC., a corporation duly organized and existing under the laws of the Philippines, with office address at Manila Bay Resort, Atlantic Drive, Asiaworld City Boulevard 2000, Parañaque City, herein represented by its Chief Operations Officer, TAKAHIRO USUI, hereinafter referred to as “LESSEE”;

(collectively, the “Parties”).

WHEREAS, LESSOR and LESSEE entered into a Lease Contract dated 22 August 2016 (“Original Contract”) of LESSEE’s offsite laundry facility which covers the areas allocated for its Wash House Area and Office Area only, with a total area of Four Thousand Three Hundred Seventy-Three Square Meters (4,373 sq. m.);

WHEREAS, Parties agree to amend the Original Contract to include the additional leased premise as described in Section of this First Supplement;

WHEREAS, the additional premises under this First Supplement may be subject to change (increase or decrease) dependent upon LESSEE’s space requirements;

NOW THEREFORE, for and in consideration of the foregoing premises, the Parties hereby agree to effect this First Supplement upon the following terms and conditions:

1.	ADDITIONAL LEASED PREMISES.

1.1

LESSOR agrees to lease an additional Nine Hundred Fourteen Square Meters (914sq. m.)[1], located at the back/outside of the Building (“Outdoor”) where its laundry equipment are constructed, including but not limited to boiler house, fuel tanker and loading docks;

With the additional leased premises, total area of LESSEE’s laundry facility shall be Five Thousand Two Hundred Eighty Seven Square Meters (5,287 sq.m.).

[1]	Layout is hereto attached as Annex “A”.

2.	LEASE PERIOD.

2.1

The lease of the Outdoor shall commence on August 1, 2016 and will automatically expire at the close of business hours of May 31, 2031 or until LESSEE has completely removed its items or properties, whichever comes later, subject to renewal, unless sooner terminated by the parties;

3.	LEASE COST.

3.1

For the use and occupancy of the areas mentioned in this First Supplement and any subsequent increase or decrease thereto, LESSEE shall pay LESSOR, without need of further notice or demand, a fixed monthly rent in the amount of Two Hundred Fifty Pesos (Php250.00) per square meter, exclusive of Value-Added Tax, Documentary Stamp Tax and other taxes as may be proper and due, which shall be for the account of LESSEE.

4.	COMMON AREAS

4.1

Common Areas as used in this First Supplement shall include the Canteen (1,220.36 sq. m.)[2], Locker Room and Ante Room (893.321 sq. m.)[3], Lobby including meeting rooms (580.538 sq. m.)[4], Basement Parking (3,350.81 sq. m.)[5], Electrical Room (239.96 sq. m.)[6], Guard House (16 sq. m.)[7], Guard Post (4 sq. m.)[8] or a total area of Six Thousand Three Hundred Four and 99/100 Square Meters (6,304.99 sq. m.).

4.2

The cost of maintaining the Common Areas shall be Two Hundred Fifty Pesos (Php250.00) per Square Meter commencing on November 1, 2016. Provided that such cost shall from time to time be determined by LESSOR upon such basis as the LESSOR may in its discretion consider equitable, having regard to the area of the premises and the use of the Common Areas. The decision of the LESSOR in respect thereto shall be final and binding upon the LESSEE.

4.3

LESSEE undertakes to orient its employees and authorized representatives of the rules and regulations in the use of the Common Areas and warrants that LESSEE and its employees and authorized representatives shall abide by the rules and regulations of the LESSOR at all times and at all costs.

[2]	Layout is hereto attached as Annex “B”.
[3]	Layout is hereto attached as Annex “C”.
[4]	Layout is hereto attached as Annex “D”.
[5]	Layout is hereto attached as Annex “E”.
[6]	Layout is hereto attached as Annex “F”.
[7]	Layout is hereto attached as Annex “G”.
[8]	Layout is hereto attached as Annex “H”.

2

4.4	LESSOR shall not be liable for any and all injuries that may be caused by the negligence of its employees and authorized representatives while in the common areas.

5.	All other provisions of the Agreement not inconsistent with this First Supplement shall remain effective and binding.

IN WITNESS WHEREOF, the Parties hereto have caused this First Supplement to be executed through their duly authorized representatives, as of the date written above.

SHEN LONG PROPERTY MANAGEMENT, INC.		TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.
Lessor		Lessee

By:	/s/ TETSUYA YOKOTA	By:	/s/ TAKAHIRO USUI
TETSUYA YOKOTA President		TAKAHIRO USUI Chief Operations Officer

3

SECOND SUPPLEMENT TO LEASE CONTRACT

This Second Supplement to Lease Contract (hereinafter referred to as “Second Supplement”) entered into this          day of                              2017, by and between:

SHEN LONG PROPERTY MANAGEMENT, INC., a corporation duly organized and existing under the laws of the Philippines, with principal office address at Lot 1, Block 8, Millennium Drive corner Quality Street, Light Industry and Science Park III, Brgy. Sta. Anastacia, Sto. Tomas, Batangas, herein represented by its President, TETSUYA YOKOTA, hereinafter referred to as “LESSOR”

-AND-

TIGER RESORT, LEISURE AND ENTERTAINMENT, INC., a corporation duly organized and existing under the laws of the Philippines, with office address at Manila Bay Resort, Atlantic Drive, Asiaworld City Boulevard 2000, Parañaque City, herein represented by its Chief Operations Officer, TAKAHIRO USUI, hereinafter referred to as “LESSEE”;

(collectively, the “Parties”).

WHEREAS, LESSOR and LESSEE have entered into a Lease Contract dated 22 August 2016 (“Original Contract”) and a Supplement to Lease Contract dated 17 November 2016 (“First Supplement”);

WHEREAS, there is also a common area on the ground floor consisting of about 236.676 sq. m. which is being utilized by Lessee but which have not been included in the lease contracts between the parties;

WHEREAS, the common area on the basement parking being charged to LESSEE shall be reduced;

WHEREAS, the parties agree to include these areas to their lease contracts;

WHEREAS, the parties agree to share in the water and sewer charges accordingly;

NOW THEREFORE, for and in consideration of the foregoing premises, the Parties hereby agree on the following terms and conditions as forming part of their Lease Contracts:

1.

ADDITIONAL COMMON AREAS. – LESSEE shall share in the cost of maintaining the common area located at the ground floor consisting of Two Hundred Thirty Six point Six Hundred Seventy Six Square Meters (236.676 sq. m.) as indicated in herein floor plan marked as Annex “A” and made an integral part hereof at the rate of Two Hundred Fifty Pesos (Php250.00) per Square Meter starting on November 1, 2016, provided that such may be adjusted by Lessor on such basis as in its discretion, consider equitable having regard to the location, area or use of the Common areas. The decision of the Lessor in this respect shall be final and binding upon the Lessee.

2.

COMMON AREA IN THE BASEMENT PARKING. – LESSEE shall be charged for the use of the common area in the basement parking with a measurement of One Thousand Six Hundred Ninety Four Square Meters (1,694 sq.m.), at Two Hundred Fifty Pesos (Php 250.00) per square meter.

3.

PAYMENT OF WATER AND SEWER CHARGES. - All charges for water and sewer utilities imposed by Light Industry and Science Park LISP III upon LESSOR, shall be for the account of both the LESSEE and LESSOR depending on its usage and consumption.

4.	MISCELLANEOUS PROVISIONS. – All other provisions of the Lease Contracts not inconsistent with this Second Supplement is deemed reproduced and shall remain effective and binding between the parties.

IN WITNESS WHEREOF, the Parties, through their respective representatives, hereby affixed their signatures in this Supplement.

SHEN LONG PROPERTY MANAGEMENT, INC. Lessor		TIGER RESORT, LEISURE AND ENTERTAINMENT, INC. Lessee

By:	/s/ TETSUYA YOKOTA	By:	/s/ TAKAHIRO USUI
TETSUYA YOKOTA President			TAKAHIRO USUI Chief Operations Officer

WITNESSESS
/s/ Martin Matanguihan, Jr.			/s/ Roel Joson
Martin Matanguihan, Jr.			Roel Joson